Exhibit 10.1

MEMORANDUM OF AGREEMENT

This Memorandum of Agreement (“MOA”) is entered into on August 14, 2009 by and among Florida Gaming Corporation, a Delaware corporation (“FGC”), Solomon O. Howell (“Howell”) and James W. Stuckert (Stuckert”).  Howell and Stuckert sometimes are referred to herein individually as a “Lender” or, collectively, as the “Lenders”.

The purpose of this MOA is to set forth the terms and conditions upon which the Lenders may advance cash to FGC (each, an “Advance” and, collectively, the “Advances”) up to an aggregate maximum amount of one million dollars for all Advances hereunder.

Each Advance shall be evidenced by a Convertible Promissory Note of FGC in the form attached hereto as Exhibit A (each, a “Note”).  Each Advance shall bear interest calculated at an annual rate of five percent (5%).  In the event the outstanding principal balance and all accrued but unpaid interest due under a Note is not paid by the Maturity Date stated in that Note, the outstanding principal and accrued but unpaid interest shall bear interest at the annual rate of twenty-four percent (24%) from and after the Maturity Date.

Each Note shall provide that the Lender may convert the amount of the outstanding principal balance of the Note and accrued but unpaid interest thereon into common stock of FGC at a conversion rate equal to six dollars ($6.00) per share.  Such conversion right shall continue for as long as any principal or interest under the Note remains unpaid.

If  FGC is able to obtain the required written consent of Isle of Capri, Inc. (“Isle”), which holds a first mortgage on certain real property (described on Exhibit B hereto) (the “Property”) owned by FGC’s wholly-owned subsidiary Florida Gaming Centers, Inc., FGC’s obligation to repay to Lenders all amounts due under the Notes shall be secured by a second mortgage on the Property pursuant to the form Second Mortgage Agreement attached hereto as Exhibit C. FGC shall use its good faith best efforts to obtain the consent of Isle to the granting to Lenders of the second mortgage on the Property.

During the period in which any amounts due under one or more Notes remains outstanding, FGC shall not grant to any of its officers or directors any new equity of FGC or any new options, warrants, or similar rights to acquire any of FGC’s equity.

Each of the Lenders represents and warrants to FGC that he is and will remain an “accredited investor” within the meaning of Regulation D, Rule 501(a) promulgated by the U.S. Securities and Exchange Commission and that if he exercises any conversion rights under the Notes to obtain shares of the common stock of FGC, he will be doing so for his own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act of 1933, as amended.

This MOA shall be governed by the laws of the State of Delaware without regard to its choice of law rules.  This MOA may be amended only by a written instrument signed by each of the parties hereto.  This MOA shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, this MOA has been executed by FGC and the Lenders as of the date set forth above.

FLORIDA GAMING CORPORATION

By
Title:
Date:

James W. Stuckert
Date:

Solomon O. Howell
Date:

EXHIBIT A

Form of Convertible Promissory Note

EXHBIIT B

Property Description

The South ½ of the SW ¼ of the NW ¼ of Section 13, Township 35 South, Range 39 East, St. Lucie County, Florida; EXCEPTING therefrom the right of way for Kings Highway and ALSO EXCEPTING therefrom the following described property, to-wit: From the SW corner of said South ½ of the SW ¼ of the NW ¼ running East 25 feet to the East right of way of Kings Highway for the Point of Beginning; thence continue East 333.4 feet; thence North 243.0 feet; thence West 333.4 feet to the East right of way of Kings Highway; thence South along the said East right of way 243 feet of the Point of Beginning, as delineated on a survey dated March 24, 1972, prepared by A.G. Weatherington and Associates, Inc., Florida Certificate No. 1859.

Together with:

The North ½ of the NW ¼ of the SW ¼ , Less the South 150 feet of the North 300 feet of the East 247 feet, more or less, of the West 272 feet, more or less, and LESS the West 134 feet of the East 218 feet of the South 165 feet of the North 337 feet and LESS the East 264 feet of the West 536.4 feet of the North 334.41 feet; ALSO LESS AND EXCEPTING the right of way for Kings Highway (State Road 607), all lying and being in Section 13, Township 35 South, Range 39 East, St. Lucie County, Florida, as delineated on a survey dated March 24, 1972, prepared by A.G. Weatherington and Associates, Inc., Florida Certificate No. 1859.

Together with:

The West 134 feet of the East 218 feet of the South 165 feet of the North 337 feet of the North ½ of the NW ¼ of the SW ¼ of Section 13, Township 35 South, Range 39 East, St. Lucie County, Florida.

EXHIBIT C

Form of Second Mortgage Agreement

[FORM OF NOTE]

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

FLORIDA GAMING CORPORATION
CONVERTIBLE PROMISSORY NOTE

$__________	Louisville, Kentucky
____________, 2009

Florida Gaming Corporation, a Delaware corporation (the “Company”), the principal office of which is located at 2669 Charlestown Road, New Albany, Indiana 47150, for value received, hereby promises to pay to the order of [                          ], whose address is [                     ] (the “Holder”), the sum of [                     ] ($[                     ]), and any unpaid accrued interest hereon, on December 31, 2009 (the “Maturity Date”).  Payment for all amounts due hereunder shall be made by mail to the Holder at the address of the Holder as set forth above.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.           Interest.  The Company shall pay interest at the rate of five percent (5.0%) per annum (the “Initial Interest Rate”) on the principal of this Note outstanding during the period beginning on the date hereof and ending on the Maturity Date.  Accrued interest under this Note shall be compounded annually.  Interest payable under this Note shall be computed on the basis of a year of 365 days and actual days elapsed occurring in the period for which payable.  Interest shall be payable on the Maturity Date.  In the event that the principal amount of this Note plus accrued but unpaid interest is not paid on the Maturity Date, or upon any other Event of Default (as defined below), interest at the same rate as the Initial Interest Rate plus nineteen percent (19%) shall continue to accrue on the balance of any unpaid principal until such balance is paid.

All payments made on this Note shall be applied, at the option of the Holder, first to late charges and collection costs, if any, then to accrued interest and then to principal.  After the Maturity Date or upon an Event of Default, interest shall continue to accrue on this Note at the rate set forth above and shall be payable on demand of the Holder.

Notwithstanding anything in this Note to the contrary, the interest rate charged hereon shall not exceed the maximum rate allowable by applicable law.  If any stated interest rate herein exceeds the maximum allowable rate, then the interest rate shall be reduced to the maximum allowable rate, and any excess payment of interest made by the Company at any time shall be applied to the unpaid balance of any outstanding principal of this Note.

2.           Events of Default.  If any of the events specified in this Section 2 shall occur (herein individually referred to as an “Event of Default”), the Holder of this Note may, so long as such condition exists, declare the entire outstanding principal of this Note and unpaid accrued interest thereon immediately due and payable by notice in writing to the Company:

(i)           the institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer consenting to or seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of limited liability company action by the Company in furtherance of any such action;

(ii)           if, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(iii)           the Company fails to make any payment of principal or interest on the Note when due.

3.           Conversion.

3.1           Conversion Amount.   The Holder, at any time during which any principal or accrued interest hereunder remains unpaid, may convert this Note, together with all accrued interest, in accordance with the provisions of Section 3.2 hereof, in whole, into fully paid and nonassessable shares of the common stock of the Company (“Shares”).  The number of Shares of the Company into which this Note may be converted shall be equal to the principal balance and accrued interest on the Note as of the date of conversion divided by $6.00, as adjusted for any share splits, share combinations or similar transactions.

3.2           Conversion Procedure.  Before the Holder shall be entitled to convert this Note into Shares, it shall give written notice by mail, postage prepaid, to the Company at its principal executive office, of the election to convert the same, if the Holder is electing to convert and shall state therein the name or names in which the certificate or certificates for the Shares are to be issued.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of this Note, and the person or persons entitled to receive the Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Shares as of such date.

3.3           Delivery of Certificates.  As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of Shares issuable upon such conversion.  Each such certificate shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

3.4           Mechanics and Effect of Conversion.  At the election of the Company no fractional Shares will be issued upon conversion of this Note.  In lieu of the Company issuing any fractional Shares to the Holder upon the conversion of this Note, the Company may pay to the Holder the amount of outstanding principal and interest that is not so converted, such payment to be in the form as provided below.  Upon the conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company.   Upon conversion of the entire outstanding principal amount of and all accrued interest on this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

4.           Notices of Record Date, etc.  In the event of:

(a)           Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any Shares of any class or any other securities or property, or to receive any other right; or

(b)           any capital reorganization of the Company, any reclassification or recapitalization of the capital shares of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

(c)           any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to the Holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying:

(i)           the date on which any such record is to be taken for the purpose of such distribution or right, and the amount and character of such distribution or right; and

(ii)           the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining shareholders entitled to vote thereon.

5.           Assignment and Binding Effect.  The rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and transferees of the parties. This Note may not be assigned by the Company or the Holder without the prior written consent of the other party.

6.           Waiver and Amendment.  This Note may not be amended, waived or modified except upon the written consent of the Company and the Holder.

7.           Prepayment.  This Note may be prepaid at the election of the Company with 10 days prior written notice to the Holder.

8.           Treatment of Note.  To the extent permitted by generally accepted accounting principals, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

9.           Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), or (ii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth herein.  Any party hereto may by notice so given change its address for future notice hereunder.

10.           Waivers.  The Company hereby waives presentment, demand, protest and notice of dishonor and protest, and also waives all other exemptions; and agrees that extension or extensions of the time of payment of this Note or any installment or part thereof may be made before, at or after maturity by agreement by the Holder.  Upon default hereunder, the Holder shall have the right to offset the amount owed by the Company against any amounts owed by the Holder in any capacity to the Company, whether or not due, and the Holder shall be deemed to have exercised such right of offset and to have made a charge against any such account or amounts immediately upon the occurrence of an Event of Default hereunder even though such charge is made or entered on the books of the Holder subsequent thereto.  The Company shall pay to the Holder, upon demand, all costs and expenses, including, without limitation, reasonable attorneys’ fees and legal expenses, that may be incurred by the Holder in connection with the enforcement of this Note.

11.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws.

12.           Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be issued this [       ] day of [                     ], 2009.

FLORIDA GAMING CORPORATION

By

Title:

SECOND MORTGAGE AGREEMENT

This SECOND MORTGAGE AGREEMENT is made and entered into on ______________, 2009,  among

Florida Gaming Centers, Inc.
3500 N.W. 37th Avenue
Miami, Florida 33142	("Mortgagor")
and

James W. Stuckert

and

Solomon O. Howell
(collectively, "Mortgagees")

RECITALS

A.           Mortgagor is the owner in fee simple of the real property described on EXHIBIT A attached hereto and made a part hereof, which is situated and being in the County of St. Lucie, State of Florida and having a physical address of 1750 S. Kings Hwy, Ft. Pierce, Florida (the “Property”).

B.           One hundred percent of the outstanding common stock of Mortgagor is owned by Florida Gaming Corporation, a Delaware corporation (“FGC”).  FGC is justly indebted to Mortgagees for borrowed money evidenced by one or more Convertible Promissory Notes of FGC (the "Notes"), with interest on the principal of the Notes as provided therein, executed and delivered by FGC to the order of Mortgagees, with principal and interest payable as stated therein, and with other provisions and obligations, all of which are incorporated herein by this reference.  Mortgagees advanced the borrowed money to FGC, and FGC delivered the Notes to Mortgagees in accordance with a Memorandum of Agreement among FGC and the Mortgagees dated August 14, 2009 (the “MOA”).

C.           The Second Mortgage granted to Mortgagees in the Property hereunder is subject and secondary to the interests of Isle of Capris Casinos, Inc. in the Property pursuant to a Mortgage and Security Agreement dated December 31, 2008 (the “First Mortgage”).

D.           As contemplated by the MOA and in order to secure FGC’s obligations to Mortgagees under the Notes, as well as other obligations of Mortgagor to Mortgagees described herein, FGC has caused its wholly-owned subsidiary Mortgagor to execute and deliver this Second Mortgage.

GRANTING CLAUSE

For the purpose of securing the payment of the indebtedness evidenced by the Notes and securing the fulfillment of all the terms, covenants and conditions contained hereinafter, Mortgagor grants, conveys and mortgages in fee simple to Mortgagees the Property, together with any and all buildings and improvements now existing or hereafter located thereon, and the rights, privileges and appurtenances belonging thereto or in any way appertaining, and all fixtures, movable and immovable, on or about the real property, now existing or hereafter located on or affixed to the  Property, together with the  rents, issues and profits therefrom, all subject and secondary to the interest in the Property held by Isle of Capris Casinos, Inc. pursuant to the First Mortgage.

PARTICULAR COVENANTS OF MORTGAGOR

Mortgagor, in order to more fully protect the security of this Second Mortgage, covenants and agrees with Mortgagees as follows:

1.           Good Title.  Mortgagor covenants (a) lawful seisin of the Property, (b) full right and power to mortgage and convey the same, and (c) that the same is free and clear from all liens and encumbrances, except for (i) easements, restrictions and stipulations of record as to use, improvement and occupancy of the Property, (ii) governmental laws, ordinances and regulations affecting the Property,  (iii) liens for real property taxes and assessments not yet due and payable, and (iv) the First Mortgage.

2.           Payment of the Notes.  Mortgagor shall pay, when due, the principal of the Notes and interest thereon.

3.           Taxes, Assessments and Liens.  Mortgagor shall pay, when due, all taxes and assessments of every type and nature levied or assessed against all or any part of the Property or any interest therein, and any claim, lien or encumbrance against the Property which may be or become prior to the lien of this Second Mortgage.  If requested by Mortgagees, Mortgagor shall deliver or exhibit receipts therefor to Mortgagees at least 15 days before the same shall become delinquent.

4.           Insurance.  Mortgagor shall (a) keep any and all improvements now existing or hereafter located on the Property insured as may be required from time to time by Mortgagees against loss or damage from the perils insured against by the standard fire and extended coverage insurance policy in use in the State of Florida (including liability insurance as required by Mortgagees) in such amounts and for such periods as Mortgagees may require, and (b) pay promptly, when due, any and all premiums for such insurance.  All insurance shall be carried with companies approved by Mortgagees, and certificates of insurance and renewals thereof shall be delivered to Mortgagees and have attached thereto loss payable clauses in favor of and in form acceptable to Mortgagees.  In the event of loss, Mortgagor shall give immediate written notice sent postage prepaid by certified mail, return receipt requested, to Mortgagees.  Mortgagees may make proof of loss if not made promptly by Mortgagor.  Each insurance company concerned is authorized and directed to make payment for such loss directly to Mortgagees, instead of to Mortgagor and Mortgagees jointly.  All or any part of the insurance proceeds may, at the option of Mortgagees, be applied by Mortgagees  either to (a) the reduction of the indebtedness secured hereby, or (b) the restoration of the Property.  In the event of foreclosure of this Mortgage, or other transfer of title to the Property in extinguishment of the indebtedness secured hereby, then all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

5.           No Waste; Repairs.  Mortgagor shall (a) maintain the Property in good condition and repair, (b) not commit or suffer waste thereof, (c) comply with any and all laws, ordinances, rules, regulations, covenants, conditions and restrictions affecting the Property, and not suffer or permit any violation thereof, and (d) not remove, demolish or alter the design or structural character of any building now existing or hereafter erected on the Property, unless Mortgagees shall give its prior written consent thereto.

6.           Default and Remedies for Taxes, Assessments and Insurance.  If Mortgagor fails to (a) maintain the insurance provided for herein, (b) deliver certificate(s) of insurance to Mortgagees, (c) pay the cost of such insurance, (d) pay taxes and assessments, or (e) promptly make repairs and replacements to the Property, then Mortgagees may, at their option, procure and pay for such insurance, pay such taxes or assessments, or cause such repairs or replacements to be made.  Mortgagor shall, on demand, pay to Mortgagees the money so advanced by Mortgagees, with interest thereon at the rate of interest on the Notes, and such advance(s) shall be secured by the lien of this Second Mortgage and shall be deemed equal in dignity to the lien securing the Notes.

7.           Events of Default.  The following shall constitute events of default hereunder:

(a)           Mortgagor fails to (i) pay, when due, any installment of the principal of the Notes  or interest thereon as provided for in the Notes, (ii) pay, when due, taxes and assessments, (iii) keep the improvements, now existing or hereafter erected on the Property, insured against loss or damage as provided herein, (iv) pay, when due, the premiums for such insurance, (v) keep the Property in good condition and repair, or (vi) keep or perform any other term, covenant or condition of this Second Mortgage or the Notes;

(b)           a proceeding is instituted involving title to all or any part of the Property, including, without limitation, the foreclosure of any mortgage or other lien against the Property;

(c)           Mortgagor is adjudged bankrupt in either a voluntary or involuntary proceeding; or

(d)           Mortgagor fails to comply with the terms, covenants and conditions of any other permitted lien or encumbrance affecting the Property.

8.           Remedies.

(a)           Upon the happening of any event of default and at any time thereafter, Mortgagees may, without notice to Mortgagor, (i) declare the entire indebtedness secured hereby to be immediately due and payable, and forthwith proceed to collect the same and to enforce this Mortgage by suit or otherwise, (ii) enter on the Property, collect the rents, issues and profits therefrom,  and after paying all expenses and a reasonable compensation for itself, apply the remainder of the money collected to the satisfaction of the indebtedness secured hereby, and (iii) foreclose the lien of this Mortgage as to all or any part of the Property.

(b)           In any of the events of default mentioned in Paragraph 7, Mortgagees may, at their option, and as a matter of strict right and without notice to Mortgagor, apply to any court of competent jurisdiction for the appointment of a receiver for the Property to manage the same and to collect the rents, issues and profits therefrom, and after deducting the costs and expenses of such receivership and a reasonable compensation for  the services of the receiver, apply the remainder of the money collected to the satisfaction of the indebtedness secured hereby.  It is further agreed that the grounds for the appointment of a receiver set out herein shall be in addition to and not in limitation of the statutory remedy of receivership and may be invoked either in aid of, or without proceeding for, the foreclosure and sale of the Property.  Mortgagor shall pay the reasonable attorneys' fees and expenses incurred by Mortgagees in the event of a default hereunder to the extent that such attorneys' fees and expenses are actually paid or agreed to be paid by Mortgagees, except for such attorneys' fees and expenses paid by Mortgagees to a salaried employee of Mortgagees.  This Mortgage shall secure payment to Mortgagees by Mortgagor of such attorneys' fees and expenses.

(c)           All remedies of Mortgagees shall be cumulative to the greatest extent allowed by law.

9.           No Waivers.  No delay by Mortgagees in the exercise of any of their rights or remedies hereunder, or otherwise afforded by statute, at law or in equity, shall operate as a waiver thereof, or preclude the exercise thereof during the continuance of any event of default hereunder.  An express waiver of any obligation of Mortgagor shall not at any time thereafter be held to be a waiver of any of the terms, covenants or conditions of this Second Mortgage, except as specified in the express waiver, and then only for the time and to the extent stated in the express waiver.

10.           Transfer of the Property.  With respect to all or any part of the Property, or any legal or equitable interest therein, Mortgagor or any successor in interest to Mortgagor, shall not (a) sell, (b) convey, (c) transfer, (d) lease for more than one year, (e) lease with an option to purchase, or (f) enter into a contract for deed or bond for deed (all of the foregoing are collectively, the "Transfer") without the prior written consent of Mortgagees.

11.           Powers of Mortgagees.  Without affecting (a) the liability of Mortgagor or any subsequent person(s) who becomes obligated (except any person expressly released in writing) to pay the indebtedness secured hereby or to perform any duty or obligation contained herein, and (b) the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagees may, at any time and from time to time, either before or after the maturity of the Notes and without notice or consent, (i) release any person(s) liable for payment of all or any part of the indebtedness secured hereby or for performance of any obligation contained herein, (ii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the indebtedness secured hereby, modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge thereof, (iii) exercise, or refrain from exercising, or waive any right Mortgagees may have, (iv) accept additional security of any kind, and (v) release or otherwise deal with any property, real or personal, securing the indebtedness secured hereby, including, without limitation, all or any part of the Property.

12.           Additional Security.  As further security for payment of the indebtedness secured hereby and performance of the terms, covenants and conditions contained herein, Mortgagor transfers, sets over and assigns to Mortgagees all judgments, damage awards and settlements hereafter made as a result of or in lieu of any taking of all or any part of the Property under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to all or any part of either the Property or the improvements now existing or hereafter located thereon, including, without limitation, any award for change of grade of streets.  Mortgagees may, at their option, apply all or any part of such amounts so received to the indebtedness secured hereby in such manner as it elects, or release all or any part of such amounts so received to Mortgagor.

13.           Other Liens.  No other mortgage, lien or equity position, other than this Second Mortgage and the First Mortgage, whether superior or inferior to the lien of this Second Mortgage, shall be placed or allowed to exist on the Property without the prior written approval of Mortgagees.

14.           Renewal and Extensions.  This Second Mortgage shall secure all renewal notes executed in lieu of the Notes and any extension(s) of the Notes.

15.           Benefit and Binding Effect.  The terms, covenants and conditions contained herein shall be binding upon and shall inure to the benefit of Mortgagor, Mortgagees, and their respective heirs, legal representatives, successors and assigns.

16.           Joint and Several Liability.  In the event that more than one individual, firm, corporation, partnership or other entity execute this Second Mortgage on behalf of any party hereto, then the terms, covenants and conditions contained herein shall be applicable to and binding upon each signatory, jointly and severally.

17.           Singular and Plural Terms.  Wherever used, the singular number shall include the plural, the plural the singular and the use of any gender shall include all genders.

18.           Governing Law.  This Mortgage shall be governed by and construed in accordance with the laws of the State of Florida without regard to its choice of law rules.

PROVIDED, HOWEVER, that if Mortgagor pays in full the indebtedness secured hereby and performs all other terms, covenants and conditions hereof, then Mortgagees shall, at the sole cost and expense of Mortgagor, immediately release this Second Mortgage on the request of Mortgagor.

IN WITNESS WHEREOF, Mortgagor duly executed this Second Mortgage as of the date first set forth above.

MORTGAGOR:

FLORIDA GAMING CENTERS, INC.

By
Title:
Date:

STATE OF FLORIDA	)
) SS
COUNTY OF	)

The foregoing Second Mortgage was acknowledged before me on ___________________, ____ by ________________, the __________________ of Florida Gaming Centers, Inc.

Notary Public

My Commission Expires:______________

EXHIBIT A

The South ½ of the SW ¼ of the NW ¼ of Section 13, Township 35 South, Range 39 East, St. Lucie County, Florida; EXCEPTING therefrom the right of way for Kings Highway and ALSO EXCEPTING therefrom the following described property, to-wit: From the SW corner of said South ½ of the SW ¼ of the NW ¼ running East 25 feet to the East right of way of Kings Highway for the Point of Beginning; thence continue East 333.4 feet; thence North 243.0 feet; thence West 333.4 feet to the East right of way of Kings Highway; thence South along the said East right of way 243 feet of the Point of Beginning, as delineated on a survey dated March 24, 1972, prepared by A.G. Weatherington and Associates, Inc., Florida Certificate No. 1859.

Together with:

The North ½ of the NW ¼ of the SW ¼ , Less the South 150 feet of the North 300 feet of the East 247 feet, more or less, of the West 272 feet, more or less, and LESS the West 134 feet of the East 218 feet of the South 165 feet of the North 337 feet and LESS the East 264 feet of the West 536.4 feet of the North 334.41 feet; ALSO LESS AND EXCEPTING the right of way for Kings Highway (State Road 607), all lying and being in Section 13, Township 35 South, Range 39 East, St. Lucie County, Florida, as delineated on a survey dated March 24, 1972, prepared by A.G. Weatherington and Associates, Inc., Florida Certificate No. 1859.

Together with:

The West 134 feet of the East 218 feet of the South 165 feet of the North 337 feet of the North ½ of the NW ¼ of the SW ¼ of Section 13, Township 35 South, Range 39 East, St. Lucie County, Florida.